Exhibit 10.5

FRESHREALM, LLC

SEVENTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Effective as of February 27, 2019

THE MEMBERSHIP INTERESTS OF FRESHREALM, LLC, AND THE UNITS THEREOF REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH MEMBERSHIP INTERESTS AND/OR UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

TABLE OF CONTENTS (cont.)

4.7	No Right of Partition	14
4.8	Indemnification	14
ARTICLE V	CAPITAL CONTRIBUTIONS	16
5.1	Initial Cash Capital Contributions	16
5.2	Additional Capital Contributions	16
5.3	Capital Accounts	16
5.4	No Withdrawal	16
5.5	Loans from Members	16
5.6	Distributions In-Kind	16
ARTICLE VI	DISTRIBUTIONS	18
6.1	Distributions	17
6.2	Tax Withholding	17
6.3	Survival of Certain Provisions______________	19
6.4	Indemnification and Reimbursement for Payments on Behalf of a Member	19
ARTICLE VII	MANAGEMENT	19
7.1	Board of Directors	19
7.2	Delegation of Authority	21
7.3	Chief Executive Officer	21
7.4	Other Officers, Employees and Consultants	21
7.5	Limitation of Liability	22
ARTICLE VIII	BOOKS, RECORDS, ACCOUNTING AND REPORTS	22
8.1	Records and Accounting	22
8.2	Fiscal Year	22

TABLE OF CONTENTS (cont.)

8.3	Reports	22
ARTICLE IX	COVENANTS	23
9.1	Confidentiality	23
9.2	Non-compete	24
9.3	Inventions	25
9.4	Other Business Activities	25
9.5	Violations	26
ARTICLE X	TAX MATTERS	27
10.1	Preparation of Tax Returns	26
10.2	Tax Elections	26
10.3	______________	26
ARTICLE XI	TRANSFER OF UNITS	28
11.1	Transfers by Members	28
11.2	Right of First Refusal	28
11.3	Approved Sale	32
11.4	Void Transfers	34
11.5	Additional Restrictions on Transfer	34
11.6	Legend	34
11.7	Transfer Fees and Expenses	34
ARTICLE XII	WITHDRAWAL AND RESIGNATION OF MEMBERS	35
12.1	Withdrawal and Resignation of Member	35
ARTICLE XIII	DISSOLUTION AND LIQUIDATION	35
13.1	Dissolution	35
13.2	Liquidation and Termination	35

TABLE OF CONTENTS (cont.)

13.3	Cancellation of Certificate	36
13.4	Reasonable Time for Winding Up	36
13.5	Return of Capital	36
ARTICLE XIV	GENERAL PROVISIONS	36
14.1	Power of Attorney	36
14.2	Amendments	37
14.3	Title to Company Assets	37
14.4	Remedies	37
14.5	Successors and Assigns	38
14.6	Severability	38
14.7	Execution	38
14.8	Descriptive Headings	38
14.9	Applicable Law	38
14.10	Addresses and Notices	38
14.11	Creditors	39
14.12	Waiver	39
14.13	Further Action	39
14.14	Offset	39
14.15	Entire Agreement	39
14.16	Delivery by Facsimile or E-Mail	39
14.17	Dispute Resolution	40
14.18	Survival	40
14.19	Expenses	40
14.20	Effective Date	40
14.21	Acknowledgements	40

FRESHREALM, LLC

SEVENTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This Seventh Amended and Restated Limited Liability Company Agreement (as it may subsequently be amended from time to time in accordance with the terms hereof, this “Agreement,” unless as to any provision it is otherwise specified) is entered into effective as of February 27, 2019 (the “Effective Date”), by and among FreshRealm, LLC, a Delaware limited liability company (the “Company”), and the Members (as defined herein) signatory hereto from time to time.  This Agreement governs the internal affairs of the Company and the authority of its Members.  All of the matters set forth in this Agreement are to be considered the “internal affairs” of the Company.  The Members, to the fullest extent possible, waive the application of the laws of any jurisdiction other than Delaware.

RECITALS

WHEREAS, the Company and the Members entered into that certain Amended and Restated Limited Liability Company Agreement of the Company, having an effective date as of July 31, 2013, as amended by Amendment No. 1, dated as of October 30, 2013, and Amendment No. 2, dated as of March 1, 2014, as further amended by the Second Amended and Restated Limited Liability Company Agreement dated as of April 30, 2014, and as further amended by the Third Amended and Restated Limited Liability Company Agreement dated as of July 31, 2014, as further amended by the Fourth Amended and Restated Limited Liability Company Agreement, effective as of November 1, 2014, as further amended by the Fifth Amended and Restated Limited Liability Company Agreement, effective as of August 1, 2016, and as further amended by the Sixth Amended and Restated Limited Liability Company Agreement effective as of April 18, 2017, as well as the First Amendment thereto, effective as of July 31, 2018 (collectively, the “Original Agreement”); and

WHEREAS, the Company has elected to be classified as a corporation for U.S. federal income tax purposes with an effective date of December 16, 2018 (the “Conversion”); and

WHEREAS, the Company and its Members in connection with the Conversion wish to amend in certain respects and restate in its entirety the Original Agreement as set forth in this Agreement;

NOW, THEREFORE, in reliance on the foregoing recitals and for good and valuable consideration, the Members hereby amend and restate the Original Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the following meanings as well as any other meanings for capitalized terms that are set forth elsewhere in this Agreement:

“Action” means any action, claim, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 4.2.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.

“Agreement” has the meaning set forth in the above Recitals.

“Applicable ROFR Rightholders” has the meaning set forth in Section 11.2(a).

“Approved Sale” has the meaning set forth in Section 11.3(a).

“Award Agreement” has the meaning set forth in Section 3.4(a).

“Board” has the meaning set forth in Section 7.1(a).

“Business Opportunity” has the meaning set forth in Section 9.4.

“Calavo” means Calavo Growers, Inc., a California corporation.

“Calavo Director” has the meaning set forth in Section 7.1(b).

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Member contributes or is deemed to have contributed to the Company with respect to any Unit pursuant to Article V.

“Cause” means, in the context of a basis for termination of a Service Provider’s employment with, or service as a non-employee to, the Company, “Cause” as defined in any employment agreement or consulting agreement between the Service Provider and the Company or, if there is no such agreement, the following:

(i)         The Service Provider breaches any obligation, duty or agreement in any material respect under any employment-related or consulting-related agreement with the Company, which breach is not cured or corrected within ten days after written notice thereof from the Company; or

(ii)        The Service Provider violates any provision of this Agreement; or

(iii)      The Service Provider commits any act of personal dishonesty, undisclosed conflict of interest, fraud, or breach of trust involving the Company or any of its customers or suppliers; or

(iv)       The Service Provider is convicted of, or pleads guilty or nolo contendere with respect to, a felony under federal or applicable state law, other than a traffic offense that does not involve serious bodily injury to a third person; or

(v)        The Service Provider is grossly negligent in the performance of services to the Company, or otherwise engages in any act of willful misconduct; or

(vi)       The Service Provider commits continued and repeated substantive violations of specific written directions of the Board and/or the Person to whom the Service Provider reports, which directions are consistent with the Service Provider’s position and title, or continued and repeated substantive failure to perform duties assigned by the Board and/or the Person to whom the Service Provider reports; provided that no discharge shall be deemed for Cause under this subsection unless the Service Provider first receives written notice from the Company advising him of the specific acts or omissions alleged to constitute violations of written directions or a material failure to perform his duties, and such violations or material failure continue after he shall have had a reasonable opportunity to correct the acts or omissions so complained of; or

(vii)      The Service Provider (A) obstructs or impedes, (B) endeavors to influence, obstruct or impede, or (C) fails to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity, provided that the failure to waive attorney-client privilege relating to communications with the Service Provider’s own attorney in connection with an investigation shall not constitute “Cause.”

“Certificate” has the meaning set forth in Section 2.6.

“Certificated Units” has the meaning set forth in Section 11.6.

“Chief Executive Officer” has the meaning set forth in Section 7.3.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Interest Rate” has the meaning set forth in Section 6.2(c).

“Company Option Period” has the meaning set forth in Section 11.2(d).

“Company ROFR Exercise Notice” has the meaning set forth in Section 11.2(d).

“Competitor” means, with respect to the Company, any Person engaged or proposing to engage in any business related to the business of selling food shipped at between 33 and 44 degrees Fahrenheit directly to consumers using overnight or expedited delivery services such as

FedEx, UPS, USPS, Uber, Instacart, Google Shopping Express, Task Rabbit and similar delivery service providers.

“Confidential Information” has the meaning set forth in Section 9.1.

“Control” means, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, and each of the terms “controlling” and “controlled by” has a correlative meaning.

“Co-Packers” means Caito Foods Service, Inc., F&S Produce Company, Inc. and Cut Fruit, LLC.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Director” means an individual designated as a member of the Board.

“Disability” means any sickness, physical or mental disability or other condition which permanently and materially impairs a Service Provider’s ability to perform his duties as a Service Provider to the Company.

“Distribution” means each distribution with respect to Units made by the Company to a Member, whether in cash, property or Equity Securities of the Company and whether by liquidating distribution, redemption, repurchase or otherwise; provided that none of the following shall be a Distribution: (i) any redemption by the Company of any Equity Securities of the Company in connection with the termination of employment or service of an employee or consultant of the Company, (ii) any recapitalization or exchange of Equity Securities of the Company, and any subdivision (by split or otherwise) or any combination (by reverse split or otherwise) of any outstanding Equity Securities, or (iii) any reasonable fees, other remuneration or expense reimbursement paid to any Member in such Member’s capacity as an employee, officer, consultant or other provider of services to the Company (including payments pursuant to Section 14.19).

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“Equity Securities” has the meaning set forth in Section 3.5.

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Board.

“Fiscal Quarter” means each calendar quarter ending January 31, April 30, July 31 and October 31, or such other quarterly accounting period that may be established by the Board.

“Fiscal Year” has the meaning set forth in Section 8.2.

“Fresh Benefit” has the meaning set forth in Section 9.4.

“GAAP” means U.S. generally accepted accounting principles.

“Good Reason” means: (i) a material reduction in the scope of a Service Provider’s duties or responsibilities, which reduction has (a) not been approved for proper business purposes by the Board, and (b) is not remedied by the Company within twenty days after notification to the Company containing a reasonably detailed description of such reduction; (ii) the Company’s reduction of the Service Provider’s annual base salary by more than thirty percent other than in conjunction with a termination of his employment or service for Cause; or (iii) the Company’s breach of any material obligation owed to the Service Provider under any employment or consultant agreement with the Company, which breach is not cured within twenty days after written notification to the Company.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Impermanence” means Impermanence, LLC, a Delaware limited liability company formed by Peter Hajas, Michael R. Lippold, and other investors and members of the Company’s management.

“Impermanence Interests” has the meaning set forth in Section 11.2(a).

“Incentive Plan” has the meaning set forth in Section 3.4(a).

“Indebtedness” means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, or with respect to which the assets or properties of the Company are secured, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any leases capitalized or required to be capitalized in accordance with generally accepted accounting principles, (v) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any letters of credit, or the obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, or by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), and (vi) interest, penalties, fees, charges or other obligations with respect to any of the foregoing.

“Indemnified Person” has the meaning set forth in Section 4.9(a).

“Initial Member” means each Person whose name is listed on the signature pages of the Original Agreement and who previously executed and delivered the Original Agreement or a counterpart thereof.

 “Inventions” has the meaning set forth in Section 9.3.

“Initial Units” has the meaning set forth in Section 3.2.

“Line of Credit Agreement” has the meaning set forth in Section 5.6(b).

“Majority Member” has the meaning set forth in Section 11.4(f).

“Member” means (i) each Initial Member, (ii) Impermanence, (iii) each Co-Packer whose name is listed on the signature pages of this Agreement as of the Effective Date, but only if such Co-Packer has executed and delivered this Agreement or a counterpart thereof, and (iv) any Person admitted to the Company as a Substituted Member or Additional Member; but only for so long as any such Person described in this sentence is shown on the Company’s books and records as the owner of one or more Units.

“Member ROFR Exercise Notice” has the meaning set forth in Section 11.2(d).

“Minority Member” has the meaning set forth in Section 11.4(f).

“Non-Calavo Director” has the meaning set forth in Section 7.1(b).

“Offering Member” has the meaning set forth in Section 11.2(a).

“Offering Member Notice” has the meaning set forth in Section 11.2(c).

“Offered Units” has the meaning set forth in Section 11.2(a).

“Original Agreement” has the meaning set forth in the above Recitals.

“Other Business” has the meaning set forth in Section 9.4.

“Percentage Interest” means, with respect to any Member as of any date, the ratio (expressed as a percentage) of the number of Units held by such Member on such date to the aggregate Units held by all Members on such date.  Units may or may not include Profits Interests Units depending on the terms and conditions of their Award Agreement.  The Percentage Interest of each Member immediately after the Effective Date (assuming the execution and delivery of this Agreement by each Person listed on the signature pages of this Agreement) shall be set forth on Schedule A which shall be updated and attached hereto within no more than fourteen (14) business days following the Effective Date.

“Permitted Transferee” means (i) with respect to any Member who is a natural person, such Member’s spouse and descendants (whether natural or adopted) and any trust that is and at all times remains solely for the benefit of the Member and/or the Member’s spouse and/or descendants, (ii) with respect to any Member which is an entity, any entity controlled by such

Member, (iii) any Person who is already a Member of the Company on the date of Transfer, (iv) in connection with Calavo, the officers and directors of Calavo as of the Effective Date, and (v) in connection with Impermanence, the holders of membership interests in Impermanence as of the Effective Date.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Profits Interest” has the meaning set forth in Section 3.4(a).

 “Public Offering” means any sale, in an underwritten public offering registered under the Securities Act, of any class or series of the Company’s (or any successor’s) Equity Securities.

“Purchasing Rightholders” has the meaning set forth in Section 11.2(e).

“Restricted Period” has the meaning set forth in Section 9.2(a).

“ROFR Rightholder Option Period” has the meaning set forth in Section 11.2(d).

“Sale of the Company” means a sale of the outstanding Units or of the assets of the Company by the holder(s) thereof to any Person (other than to the Company) pursuant to which such Person or Persons acquires (i) at least two thirds of the outstanding Units of the Company (whether by merger, consolidation, sale or Transfer of Units or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Schedule of Members” means the Schedule of Members, which, except as provided in Section 3.2, shall identify the Percentage Interests, the number of Units held by the Members and the Capital Contributions made by such Members for such Units, which Schedule of Members the Board shall update upon the issuance of any Units to any new Member, upon the Transfer of any Units to any new or existing Member, upon the forfeiture of any Units, or in the manner described in Section 14.20 if any proposed Member does not execute and deliver this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.  Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.  Any reference herein to a specific section, rule or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

“Service Provider” means officers, employees, consultants or other service providers of the Company.

"Statutory Conversion" means the conversion of the Company to a corporation pursuant to Section 265 of the Delaware General Corporation Law.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 4.1.

“Super-Majority Vote” means, with respect to a determination by the Members, the affirmative vote at a meeting or by written consent of the holders of at least seventy percent (70%) of the outstanding Units that are held by the Members as of the record date for the meeting or the date of the consent.  All Units shall have voting rights from and after the Effective Date.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, utility, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, in all cases whether or not disputed.

“Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 10.2.

“Taxing Authority” has the meaning set forth in Section 6.2(b).

“Tax Representative” has the meaning set forth in Section 10.4(b).

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof.  The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.

“Treasury Regulations” means the income tax regulations promulgated under the Code as in effect from time to time.

“Unit” means a unit held by a Member and representing an ownership interest in the Company, and having the relative rights, powers and duties set forth in this Agreement.

“Withholding Advances” has the meaning set forth in Section 6.2(b).

ARTICLE II

ORGANIZATIONAL MATTERS

2.1       Formation of Company.  The Company was formed on January 14, 2013, pursuant to the provisions of the Delaware Act.

2.2       Limited Liability Company Agreement.  The Company and the Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act.  The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement.  To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, unless expressly prohibited by the Delaware Act, control.

2.3       Name.  The name of the Company shall be “FreshRealm, LLC.” The Board in its sole discretion may change the name of the Company at any time and from time to time.  Notification of any such change shall be given to all Members.  The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

2.4       Purpose.  The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and to engage in any and all activities necessary or incidental thereto, including, without limitation, activities relating to the marketing of food products directly to consumers or other entities.

2.5       Principal Office.  The principal office of the Company shall be located at 34 N. Palm St, Suite 100, Ventura, California 93001, or at such other place as the Board may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office.  The Company may maintain offices at such other place or places as the Board deems advisable.  Notification of any such change shall be given to all Members.

2.6       Registered Office; Registered Agent.  The registered office of the Company shall be the office of the initial registered agent named in the Certificate of Formation filed with the Secretary of State of Delaware on January 14, 2013 (the “Certificate”) or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by the Delaware Act and applicable law.  The registered agent for service of process on the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by the Delaware Act and applicable law.

2.7       Term.  The term of the Company commenced upon the filing of the Certificate with the Secretary of State of Delaware in accordance with the Delaware Act, and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XIII.

2.8       No Partnership.  The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.  The Company has elected to be classified as a corporation for U.S. federal income tax purposes with an effective date as of December 16, 2018.  Accordingly, as of December 16, 2018, the Company shall no longer be treated as a partnership for federal, state or local income tax purposes.  Each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

UNITS

3.1       Units Generally.  The Members’ ownership interest in the Company shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series.  Each type, class or series of Units shall have the privileges, preferences, duties, liabilities, obligations and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class or series.  Unless otherwise determined by the Board, the Units issued hereunder will not be Certificated Units.  The Board shall maintain a Schedule of Members and a record of each Member’s ownership interest in the Company (which record, except for the Schedule of Members that is attached to this Agreement as of the Effective Date of this Agreement, shall not be made available to a Member who owns less than a 5.0% Percentage Interest as to any other Member’s ownership interest in the Company, provided further that if a new Member is admitted which is a food service, food supplier, food maker or food packer, then such record of ownership interest shall be made available to the Co-Packers), and shall update the Schedule of Members and such record, as applicable, upon the issuance of any Units to any new Member, upon the Transfer of any Units to any new or existing Member, and upon the forfeiture of any Units. A copy of the Schedule of Members as of the Effective Date of this Agreement is attached hereto as Schedule A.  As of the date hereof, the Board and the Members have determined that Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction) will not govern any Equity Securities.  The Board shall have the sole authority to elect in writing to have any class or series of Equity Securities be subject to Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction); provided that any such election to have Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction) shall not be effective until at least two days’ prior written notice of the same is provided to the Members, and shall not be revocable once made, and the class or series of Equity Securities subject to such election, if Units (i.e., not derivative securities), shall thereafter be Certificated Units.  The ownership by a Member of any class or series of Units shall entitle such Member to Distributions of cash and other property with respect to such Units as set forth in Article VI hereof.

3.2       Authorization and Issuance of Units.  The Company is hereby authorized to issue Units.  There are 3,580,379 Units (the “Initial Units”) issued and outstanding to the Members in the amounts set forth on the Schedule of Members opposite the names of the Members.  In any matters presented to the Members for approval or consent pursuant to this Agreement or applicable law, each Member shall be deemed to have one vote for each Unit held by such Member.  The Company and the Members agree that, if any Units are intended to be issued to other investors from time-to-time as provided in Section 3.5, then the Company is authorized to sell and issue such unissued Units to such new investors selected by the Board with such Capital Contributions as determined by the Board, as provided in Section 3.5.

3.3       INTENTIONALLY DELETED.

3.4       Authorization to Issue Profits Interest Units.

(a)        Rule 701 Plan.  This Agreement is a Rule 701 plan pursuant to which all Initial Units held by Initial Service Providers and all Units that constitute solely an economic interest in the profits and appreciation of the Company following the date of the issuance of such Units (a “Profits Interest”) shall be issued and granted in compliance with the securities registration exemption provided by Rule 701 of the Securities Act or another applicable exemption (such plan as in effect from time to time, the “Incentive Plan”). All Profits Interests that were issued prior to the Conversion were intended to constitute "profits interests” in the Company within the meaning of IRS Revenue Procedure 93-27.  In addition to the Initial Units authorized to be issued under Section 3.2, the Board is hereby authorized to issue Profits Interest Units from time to time, in such amounts as it sees fit to Service Providers as may be authorized by the Board from time to time.    For the avoidance of doubt, all Profits Interest Units shall be subject to the rights of the holders of Units to drag along the holders of Profits Interest Units pursuant to Section 11.3.

3.5       Issuance of Additional Units and Interests.  The Board has the right and power to cause the Company to authorize and issue (a) additional Units or other interests in the Company (including to create and issue other classes or series having different rights), (b) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable into Units or other interests in the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other interests in the Company (collectively, “Equity Securities,” which include the Units issued as of the date hereof); provided, however, that (i) Members shall have no preemptive rights, and (ii) at any time following the date hereof, the Company shall not issue Units to any Person unless such Person shall have executed and delivered a counterpart or joinder to this Agreement.  In such event, (A) the rights of Members in respect of Units or interests of any class or series shall be diluted on a pro rata basis based on holdings of such Units or other interests of such class or series, including adjustments in Percentage Interests to accommodate the dilutive effect, and (B) the Board shall have the right and power to amend the Schedule of Members solely to reflect such additional issuances and dilution and to make any such other amendments as it deems necessary or desirable to reflect such additional issuances consistent with the foregoing (including the right and power to amend this Agreement to increase the authorized number of Units of any class or create a new class of Units and to add the terms of such new class including economic and governance rights which may be different from the Initial Units or any other outstanding Equity Securities).  Notwithstanding any provision in this Agreement to the contrary (including, without limitation, this Section 3.5,  Section 3.4, and Section 5.2), the Percentage Interest of Calavo shall at no time and under no circumstances be reduced without the prior written consent of the Chief Executive Officer of Calavo.

3.6       Purchase of Units.  Subject to the terms of this Agreement, the Board may cause the Company to purchase or otherwise acquire Units; provided that this provision shall not in and of itself obligate any Member to sell any Units to the Company.  So long as any such Units are owned by or on behalf of the Company, such Units will not be considered outstanding for any purpose.

ARTICLE IV

MEMBERS; RIGHTS AND OBLIGATIONS OF MEMBERS

4.1       Substituted Members.  In connection with the Transfer of Units of a Member permitted under the terms of this Agreement, the Transferee shall become a Substituted Member on the later of (a) the effective date of such Transfer, and (b) the date on which the Board approves such Transferee as a Substituted Member, and such admission shall be shown on the books and records of the Company.

4.2       Additional Members.  A Person may be admitted to the Company as an Additional Member only as contemplated under Article III and only upon furnishing to the Board (a) a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 14.1, and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member.  Such admission shall become effective on the date on which the Board determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

4.3       Representations and Warranties of Members.  By execution and delivery of this Agreement or a joinder to this Agreement, as applicable, except as otherwise provided in this Section 4.4, each of the Members, whether admitted as of the date hereof or otherwise, represents and warrants to the Company and the other Members and acknowledges that:

(a)        The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b)        Other than the Members who are Initial Service Providers, such Member is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, as amended by Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and agrees that he or it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Rule 501 promulgated under the Securities Act with respect to the offer and sale of the Units;

(c)        Such Member’s Units are being acquired for his or its own account solely for investment and not with a view to resale or distribution thereof;

(d)        Such Member has conducted his or its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and such Member acknowledges that it has been provided adequate access to the personnel, properties, premises and records of the Company for such purpose;

(e)        The determination of such Member to acquire Units has been made by such Member independent of any other Member, and neither the Company nor Calavo has made any statements to such Member as to the advisability of such acquisition or as to the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company;

(f)        Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(g)        Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time, is able to bear the economic risk and lack of liquidity of an investment in the Company, and is able to bear the risk of loss of such Member’s entire investment in the Company;

(h)        Such Member understands that the operations, financial condition and results of operations of the Company are subject to numerous risks and uncertainties and that there is no guarantee that an investment in the Company will be profitable;

(i)         The execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound;

(j)         Neither the issuance of any Units to any Member nor any provision contained herein will entitle the Member to remain in the employment of the Company or affect the right of the Company to terminate the Member’s employment at any time for any reason, other than as otherwise provided in such Member’s employment agreement or other similar agreement with the Company, if applicable; and

(k)        Such Member who is an Initial Service Provider is and has been providing the Company with bona fide services and was permitted to purchase his Initial Units in light of those services and not for any other reason, such as being a customer or supplier of the Company.

4.4       Limitation of Liability.  Except as otherwise provided in the Delaware Act, by applicable law or expressly in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or other Members, whether arising in contract, tort or otherwise, including, but not limited to, any loans to the Company from any Member, solely by reason of being a Member.  Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on any of the Members for liabilities of the Company.

4.5       Lack of Authority.  No Member in its capacity as such has the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company or to make any expenditures on behalf of the Company, and the Members hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement.

4.6       Members’ Right to Act.  For situations for which the approval of the Members (rather than the approval of the Board on behalf of the Members) is required by this Agreement or by applicable law, the Members shall act by Super-Majority Vote through meetings and written consents as described in this Section 4.6.  The actions by the Members permitted hereunder may be taken at a meeting called by the Board or Members holding at least fifty percent of the aggregate number of outstanding Units on at least five days’ prior written notice to the other Members, which notice shall state the purpose or purposes for which such meeting is being called.  The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom the meeting was improperly held sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof.  The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting, or by written consent (without a meeting) so long as a Super-Majority Vote is obtained.  Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing.  Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

4.7       No Right of Partition.  No Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

4.8       Indemnification.

(a)        Indemnification of Directors.  Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Delaware Act to provide broader indemnification rights than such law permitted the Delaware Act to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid in settlement) reasonably incurred or suffered by each Person entitled to receive indemnification hereunder (each an “Indemnified Person”) in connection therewith.

(b)        Right to Advancement of Expenses.  The rights to indemnification conferred in Section 4.8(a) shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition.  The rights to indemnification and to the advancement of expenses conferred in Sections 4.8(a) and 4.8(b) shall be contract rights and such rights shall continue as to an Indemnified Person who has ceased to be a Director and shall inure to the benefit of the Indemnified Person’s heirs, executors, administrators, successors and assigns.  Any repeal or modification of any of the provisions of this Section 4.8 shall not adversely affect any right or protection of an Indemnified Person existing at the time of such repeal or modification.

(c)        Indemnification of Service Providers.  The Company may, to the extent authorized from time to time by the Board, grant rights of indemnification and advancement of expenses to any Service Provider or other Persons, including any Member, to the fullest extent of the provisions of this Section 4.8 with respect to the indemnification and advancement of expenses of Directors.

(d)        The right to indemnification and the advancement of expenses conferred in this Section 4.8 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, law, vote of the Board or otherwise.

(e)        The Board may determine to have the Company maintain insurance, at the Company’s expense, to protect any Person against any expense, liability or loss relating to the Company or its business whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the provisions of this Section 4.8.

(f)        Notwithstanding anything contained herein to the contrary (including in this Section 4.8), any indemnity by the Company relating to the matters covered in this Section 4.8 shall be provided out of and to the extent of Company assets only and neither the Board nor any other Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company (except as expressly provided herein).

(g)        Savings Clause.  If this Section 4.8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person and other Person authorized by the Board to be indemnified pursuant to this Section 4.8 to the fullest extent required by any applicable portion of this Section 4.8 that shall not have been invalidated.

(h)        Survival.  The provisions of this Section 4.8 shall survive the dissolution, liquidation, winding up and termination of the Company.

ARTICLE V

CAPITAL CONTRIBUTIONS

5.1       Initial Cash Capital Contributions.  Each Member has made a Capital Contribution in cash to the Company in the amount set forth opposite such Member’s name on the Schedule of Members and has received or shall receive Units with respect to each such Member’s Capital Contribution, as set forth on the Schedule of Members (as such Schedule may be amended by the Board to reflect any additional issuances of Units after the Effective Date).

5.2       Additional Capital Contributions.  No Member shall make any additional Capital Contributions to the Company unless agreed to by the Board.  If at any time, or from time to time, the Board determines the Company has inadequate capital to accomplish its business objectives and goals, the Board may in its sole discretion issue and sell Equity Securities, from time to time, as contemplated in Section 3.5, to existing Members or to third parties, and any such third party may be admitted to the Company as an Additional Member with a new class of Units, as applicable, in accordance with Article III, and the individual ownership interest in the Company of each of the Members shall be reduced, as applicable, on a pro rata basis to accommodate any dilutive effect.

5.3       Capital Accounts.

Capital Accounts.  Prior to the effectiveness of the Conversion, the Company maintained a separate capital account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).  From and after the effectiveness of the Conversion, the Capital Accounts will no longer be used.

5.4       No Withdrawal.  No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or to receive any Distribution from the Company, except as expressly provided herein.

5.5       Loans from Members.  The Board is authorized to permit loans from Members to the Company on such terms as it determines are appropriate.  Loans by Members to the Company shall not be considered Capital Contributions.  The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

5.6       Distributions In-Kind.  To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 6.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value (or such other amount as is required to be used by the Code or applicable Treasury Regulation) and any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Sections 6.3 through 6.5.

ARTICLE VI

DISTRIBUTIONS

6.1       Distributions.

(a)        General.  Subject to the limitation set forth in the last sentence of this Section 6.1(a),  Section 6.1(b) and Section 6.1(c), the Board shall have sole discretion regarding the amounts and timing of Distributions to Members, including to decide to forego payment of Distributions in order to provide for the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including, but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies).  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to Members if such Distribution would violate § 18-607 of the Delaware Act or other applicable law.

(b)        Priority of Distributions.  All Distributions determined to be made by the Board pursuant to Section 6.1(a) shall be made to the Members pro rata, pari passu in accordance with their respective Percentage Interests, provided, however, that (i) Profits Interest Units shall be excluded in determining Percentage Interests unless the terms and conditions of their particular Award Agreement have been met for treatment as Units entitled to Distributions and (ii) that each Member who is an Initial Service Provider authorizes and directs the Company to first apply any and all Distributions to such Member against such Member’s Promissory Note until the Promissory Note is paid in full.

(c)        Acknowledgment of Tax Advances.  The Members acknowledge that the Company may have made certain Tax Advances (as defined in the Original Agreement), and that, pursuant to the Original Agreement, any such Tax Advances received by a Member will continue to be treated as advances on Distributions to be received by the recipient of such Tax Advance pursuant to Section 6.1(b), and shall reduce, dollar-for-dollar, the amount otherwise distributable to such Member pursuant to Section 6.1(b) (including pursuant to Section 13.2).

(d)        If the Company has loaned money to a Member or to a Member’s Affiliate (including, without limitation, a corporation, limited liability company or other entity controlled by the Member), the Company shall be entitled to apply all or a portion of a Distribution that is otherwise payable to the Member to the repayment of the principal and accrued interest that is due and payable on such loan and, in such event, the Member shall not receive the portion of the Distribution that is applied to the repayment of such loan.

6.2       Tax Withholding; Withholding Advances.

(a)        Tax Withholding.  If requested by the Board, each Member shall, if legally able to do so, deliver to the Board:

(i)         an affidavit in form satisfactory to the Board that the applicable Member (or its members, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other applicable law;

(ii)        any certificate that the Board may reasonably request with respect to any such laws; and/or

(iii)      any other form or instrument reasonably requested by the Board relating to any Member’s status under such law.

If a Member fails or is unable to deliver to the Board the affidavit described in Section 6.2(a)(i), the Board may withhold amounts from such Member in accordance with Section 6.2(b).

(b)        Withholding Advances.  The Company is hereby authorized at all times to make payments (“Withholding Advances”) with respect to each Member in amounts required to discharge any obligation of the Company (as determined by the Board based on the advice of legal or tax counsel to the Company) to withhold or make payments to any federal, state, local or foreign taxing authority (a “Taxing Authority”) with respect to any Distribution to such Member and to withhold the same from Distributions to such Member.  Any funds withheld from a Distribution by reason of this Section 6.2(b) shall nonetheless be deemed Distributed to the Member in question for all purposes under this Agreement.

(c)        Repayment of Withholding Advances.  Any Withholding Advance made by the Company to a Taxing Authority on behalf of a Member and not simultaneously withheld from a Distribution to that Member shall, with interest thereon accruing from the date of payment at a rate equal to the prime rate published in the Wall Street Journal on the date of payment plus two percent per annum (the “Company Interest Rate”):

(i)         be promptly repaid to the Company by the Member on whose behalf the Withholding Advance was made; or

(ii)        with the consent of the Board, be repaid by reducing the amount of the next succeeding Distribution or Distributions to be made to such Member (which reduction amount shall be deemed to have been Distributed to the Member.

Interest shall cease to accrue from the time the Member on whose behalf the Withholding Advance was made repays such Withholding Advance (and all accrued interest) by either method of repayment described above.

(d)        Indemnification.  Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest or penalties which may be asserted by reason of the Company’s failure to deduct and withhold tax on amounts Distributable or allocable to such Member.  The provisions of this Section 6.2(d) and the obligations of a Member pursuant to Section 6.2(c) shall survive the termination, dissolution, liquidation and winding up of the Company and the withdrawal of such Member from the Company or Transfer of its Units.  The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 6.2(d), including bringing a lawsuit to collect repayment with interest of any Withholding Advances.

(e)        Overwithholding.  Neither the Company nor the Board shall be liable for any excess taxes withheld in respect of any Distribution.  In the event of an overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Taxing Authority.

6.3       Survival of Certain Provisions.  The Members acknowledge that the provisions governing book and tax allocations contained in Sections 6.3-6.7 of the Original Agreement shall continue to apply with respect to all tax years ending on or prior to December 16, 2018.

6.4       Indemnification and Reimbursement for Payments on Behalf of a Member.  Except as otherwise provided in Sections 4.5 and 7.5, if the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Member shall indemnify and contribute to the Company in full the entire amount paid (including interest, penalties and related expenses).  The Board may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 6.8.  A Member’s obligation to indemnify and make contributions to the Company under this Section 6.8 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 6.8, the Company shall be treated as continuing in existence.  The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 6.8, including instituting a lawsuit to collect such indemnification and contribution with interest at the applicable statutory rate.

ARTICLE VII

MANAGEMENT

7.1       Board of Directors.

(a)        Board’s Power, Authority and Duties.  The Board of Directors of the Company (the “Board”) shall be the governing body of the Company and shall be responsible for the management, operation and control of the business and affairs of the Company.  The Board shall constitute the “manager” of the Company for purposes of the Delaware Act, and the Board shall have, and is hereby granted, the full and complete power, authority and sole discretion for, on behalf of and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, subject only to the terms of this Agreement.  However, no individual member of the Board shall have the authority to act on his own as a “manager” of the Company for purposes of the Delaware Act.

(b)        Authorized Number of Directors; Initial Directors; Removal of Directors; Vacancies.  The authorized number of Directors shall be six, with Calavo having the right to appoint three Directors (the “Calavo Directors”) and with all Members other than Calavo having the right to, collectively, appoint three Directors (the “Non-Calavo Directors”).  The three initial Calavo Directors appointed by Calavo are Lecil E. Cole, Steven Hollister and Kathleen M. Holmgren.  The three initial Non-Calavo Directors appointed by all other Members are Peter Hajas, Kenneth Catchot and Michael R. Lippold.  Each Director shall remain in office until his death, resignation or earlier removal from office by Calavo (in the case of a Calavo Director) or by the Members other than Calavo (in the case of a Non-Calavo Director).  Calavo and the other Members shall each shall have the right and power to remove one or more of their respective designees at any time and for any reason or no specified reason and appoint a new Director(s).  Any Director may resign at any time upon notice to the Board.  Any vacancy occurring in the Board shall be filled at any time by the Member or Members who have the right to appoint such Director(s) in accordance with this Section 7.1(b).  The Members other than Calavo shall agree among themselves upon the manner in which they may remove their designated Directors and appoint new Directors, and Calavo and the Company are authorized to rely upon written notices from Impermanence regarding the removal and replacement of such Directors.  The resignation, withdrawal or removal of a Director who is also a Member shall not, itself, affect the Director’s rights as a Member, if applicable, and shall not constitute a withdrawal of a Member.

(c)        Chairman of the Board.  The Board, by the affirmative vote or written consent of a majority of the authorized number of Directors described in Section 7.1(b), shall from time to time select a Director to serve as the Chairman of the Board.  Peter Hajas shall continue to serve as the Chairman of the Board beginning as of the Effective Date, provided that the Board has the right and power to designate at any time another Director to serve as the Chairman of the Board.  The Board shall from time to time determine and specify the powers, duties and responsibilities that shall be given to the Chairman of the Board.

(d)        Meetings of the Board.

(i)         Generally.  The Board shall meet at such times and at such places (including meetings by conference calls) as are determined from time to time by the Chairman of the Board or by at least two other Directors on at least twelve hours’ notice to each Director, either personally, by telephone, by facsimile, by e-mail or by mail, unless all of the Directors agree to meet on shorter notice.

(ii)        Quorum; Action by the Board; Remote Participation.  A majority of the authorized number of Directors specified in Section 7.1(b) shall constitute a quorum for the transaction of business of the Board.  At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting.  The affirmative vote of a majority of the authorized number of Directors shall be required to take action at a Board meeting and shall constitute valid and binding action by the Board.  One or more Directors may participate in a meeting of the Board by means of conference telephone or other electronic technology by means of which all Persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this subsection (ii) shall constitute presence in person at the meeting.

(e)        Action by Written Consent.  Notwithstanding anything herein to the contrary, any action of the Board may be taken without a meeting if a written consent of a majority of the authorized number of Directors specified in Section 7.1(b) shall approve such action. Such consent shall have the same force and effect as a vote at a meeting where a quorum was present and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

(f)        Compensation; No Employment.

(i)         Directors shall receive such compensation, if any, for their services in such capacity as may be designated by the Board, from time to time.  In addition, each Director shall be reimbursed for his reasonable out-of-pocket expenses incurred in the performance of his duties as a Director, pursuant to such policies as from time to time are established by the Board.  Nothing contained in this Section 7.1(f) shall be construed to preclude any Director from serving the Company or Calavo in any other capacity and receiving reasonable compensation for such services.

(ii)        This Agreement does not, and is not intended to, confer upon any Director any rights with respect to continued employment by the Company or Calavo, and nothing herein should be construed to have created any employment agreement with any Director.

7.2       Delegation of Authority.  The Board may, from time to time, delegate to one or more Persons such authority and duties as the Board may deem advisable.  Any delegation pursuant to this Section 7.2 may be revoked at any time by the Board in its sole discretion.

7.3       Chief Executive Officer.  The Company shall have a Chief Executive Officer (the “Chief Executive Officer”), who shall be appointed by the Board.  Subject to such powers, duties and responsibilities, if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer shall be responsible for the day-to-day management, business and affairs of the Company and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board.  The Chief Executive Officer shall be subject to the control of the Board.  Michael R.  Lippold shall be the Company’s Chief Executive Officer beginning as of the Effective Date and shall serve in that capacity until his death, resignation or earlier removal and replacement at any time by the Board.  The Board shall approve the Chief Executive Officer’s compensation and perquisites.

7.4       Other Officers, Employees and Consultants.  The Company shall have such other officers, employees and consultants as the Board determines from time to time are necessary or advisable, and such officers and employees shall have any such titles as the Board determines are necessary or advisable.  The Board shall approve the compensation and perquisites of each of such officers, employees and consultants or may elect to grant that authority to the Chief Executive Officer with respect to some or all of such officers, employees or consultants.  Each such officer, employee and consultant shall have such power, authority and duties as are assigned to him from time to time by the Chief Executive Officer or the Board.  In absence of an express statement of powers and authority of an officer, each officer shall have the power and authority normally and customarily vested in such officers of a corporation.  Any number of offices may be held by the same person and no officer need be a Member.  Except for the Chief Executive Officer, who shall report directly to the Board, each officer, employee and consultant shall report directly to the Chief Executive Officer or to another person or persons designated by the Chief Executive Officer, provided that the Board has the right and power to designate that any such officer, employee or consultant shall instead report directly to the Board or to the Chief Executive Officer.  The Board has the right and power to remove at any time and replace any officer, employee or consultant of the Company, and any such removal may be made by the Board for any reason or for no specified reason.

7.5       Limitation of Liability.  Except as otherwise provided herein or in any agreement entered into by such Person and the Company, and to the maximum extent permitted by the Delaware Act, no present or former member of the Board shall be liable to the Company or to any other Member for any act or omission performed or omitted by such Person in good faith in his capacity as a member of the Board; provided that such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s gross negligence, willful misconduct or knowing violation of law or this Agreement or any other agreement with the Company.  The Board shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Board in good faith reliance on such advice shall in no event subject the Board or any of its Affiliates, employees, agents or representatives to liability to the Company or any Member.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1       Records and Accounting.  The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to the Delaware Act and other applicable laws.  Any holder of at least ten percent of the then-outstanding Units shall be entitled to full access to the Company’s books and records at any time during normal business hours.  All matters concerning (a) the determination of the relative amount of allocations and distributions among the Members pursuant to Articles V and VI, and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

8.2       Fiscal Year.  The fiscal year (the “Fiscal Year”) of the Company shall be January 1 to December 31, or such other annual accounting period as may be established by the Board.

8.3       Reports.

(a)        The Company shall, upon the written request of any Member, deliver or cause to be delivered to such Member with reasonable promptness, information and financial data concerning the Company requested by the Member but only to the extent the delivery of such information and data is expressly required by the Delaware Act or is necessary for such Member to consummate a Transfer of Units permitted by this Agreement; provided further that furnishing such information and data shall not be financially burdensome on the Company or the Board, or unreasonably time consuming for the employees of the Board or the Company.

(b)        Subject to the availability of information, the Company shall use reasonable efforts to deliver or cause to be delivered, within ninety days after the end of each Fiscal Year, to each Person who was a Member at any time during such Fiscal Year all information with respect to such Person’s Units which is necessary for the preparation of such Person’s United States federal and state income tax returns.

(c)        The Company shall deliver to each holder of at least ten percent of the then-outstanding Units monthly, quarterly and annual financial statements of the Company within fifteen days, thirty days and sixty days, respectively, after the end of each month, quarter or Fiscal Year.  Upon Calavo’s prior request, the annual financial statements of the Company shall be audited by an accounting firm reasonably approved by Calavo if the Company is not at such time consolidated with Calavo for accounting purposes.  In addition, the Company shall deliver to every other Member financial statements of the Company for each Fiscal Year at the same time that the Company delivers such annual financial statements to Members holding at least ten percent of the then-outstanding Units.  Each Member must maintain the confidentiality of the financial statements described in this paragraph, except to the extent that disclosure is required under applicable provisions of the Securities Act or the Securities Exchange Act or the rules and regulations thereunder.

ARTICLE IX

COVENANTS

9.1       Confidentiality.  Each Member recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company and its Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements and other information provided pursuant to this Agreement, identifiable, specific and discrete business opportunities being pursued by the Company, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer and supplier lists or other business documents which the Company treats as confidential, in any format whatsoever (including oral, written, electronic or any other form or medium) (collectively, “Confidential Information”).  Except as otherwise agreed to by the Board, each Member agrees that it will not, and shall cause each of its directors, officers, members, partners, employees and agents not to, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized Directors, officers, representatives, agents and employees of the Company and as otherwise may be proper in the course of performing such Member’s obligations, or enforcing such Member’s rights, under this Agreement; (ii) to any bona fide prospective purchaser of the equity or assets of such Member or its Affiliates or the Units held by such Member or of the assets or Units of the Company, or prospective merger partner of such Member or its Affiliates or of the Company, provided that such prospective purchaser or merger partner agrees to be bound by the provisions of this Section 9.1 or a comparable agreement; or (iii) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation, provided that, to the extent permitted by law, the Member required to make such disclosure shall provide to the Board prompt notice of such disclosure.  For purposes of this Article IX, “Confidential Information” shall not include any information which is disclosed by the Company or Calavo in a prospectus or other documents for dissemination to the public or otherwise becomes generally available to the public other than as a result of disclosure by such Person or any other Person who receives the information from such Person in breach of this Agreement or in breach of any other confidentiality obligation that is owed to the Company or Calavo.  Neither the preceding provisions of this Section 9.1 nor any other provision of this Agreement shall be construed as prohibiting Calavo from disclosing any Confidential Information or other information that it is required to disclose under the Securities Act or the Securities Exchange Act, or the rules and regulations thereunder, in connection with a report or other document that Calavo files with the Securities and Exchange Commission.

9.2       Non-compete; Non-solicit.

(a)        Non-compete.  In light of each Member’s access to Confidential Information and position of trust and confidence with the Company, each Member hereby agrees that, so long as such Member owns Units (the “Restricted Period”), such Member shall not (i) render services or give advice to, or affiliate with (as employee, partner, consultant or otherwise), or (ii) directly or indirectly through one or more of any of their respective Affiliates, own, manage, operate, control or participate in the ownership, management, operation or control of, any Competitor or any division or business segment of any Competitor or otherwise directly or indirectly compete with the business conducted by the Company; provided, that nothing in this Section 9.2(a) shall prohibit such Member from acquiring or owning, directly or indirectly, up to 2% of the aggregate voting securities of any Competitor that is a publicly traded Person; and provided, further, that the restrictions of this Section 9.2 shall cease to apply to a Service Provider who, within six months after a Sale of the Company (other than a Statutory Conversion or any transaction, the sole purpose of which is to change the Company's form to a corporation), ceases to be a Service Provider of the Company by reason of (i) the Company’s termination of the Service Provider’s employment with, or other service to, the Company without Cause, or (ii) the Service Provider’s termination of his employment with, or other service to, the Company for Good Reason.  With respect to the Co-Packers in their capacity as Members, if a Co-Packer should not be able to comply with this Section 9.2, such Co-Packer shall be allowed to sell or transfer its Units as provided in Article XI hereof.  If such Co-Packer is unable, after using commercially reasonable efforts, to secure a bona fide purchase offer for its Units within 90 days of being notified that such Co-Packer is not in compliance with this Section 9.2, and has not otherwise taken such actions as would be necessary to permit such Co-Packer to regain compliance with this Section 9.2, then the Company shall exercise its right to acquire such Co-Packer’s Units as provided in the last sentence of Section 9.5 below.

(b)        Non-solicit of Employees.  In light of each Member’s access to Confidential Information and position of trust and confidence with the Company, each Member further agrees that, during the Restricted Period, he shall not, directly or indirectly through one or more of any of their respective Affiliates, hire or solicit, or encourage any other Person to hire or solicit, any individual who has been employed by the Company within one year prior to the date of such hiring or solicitation, or encourage any such individual to leave such employment.  This Section 9.2(b) shall not prevent a Member from hiring or soliciting any employee or former employee of the Company who responds to a general solicitation that is a public solicitation of prospective employees and not directed specifically to any Company employees.

(c)        Non-solicit of Customers.  In light of each Member’s access to Confidential Information and position of trust and confidence with the Company, each Member further agrees that, during the Restricted Period, he shall not, directly or indirectly through one or more of any of their respective Affiliates, solicit or entice, or attempt to solicit or entice, any customers or suppliers of the Company for purposes of diverting their business from the Company.

(d)        Blue Pencil.  If any court of competent jurisdiction determines that any of the covenants set forth in this Article IX, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the right and power to modify any such unenforceable provision in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Article IX or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by applicable law.  The parties hereto expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them.

9.3       Inventions.  All processes, designs, technologies and inventions relating to the business of the Company (collectively, “Inventions”), including new contributions, improvements, ideas, discoveries, trademarks and trade names, conceived, developed, invented, made or found by a Service Provider, alone or with others, during his employment or consultancy with the Company, whether or not patentable and whether or not conceived, developed, invented, made or found on the Company’s time or with the use of the Company’s facilities or materials, shall be the property of the Company and shall be promptly and fully disclosed by the Service Provider to the Company.  The Service Providers shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents or instruments requested by the Company) to assign or otherwise to vest title to any such Inventions in the Company and to enable the Company, at its sole expense, to secure and maintain patents or any other rights for such Inventions.  As used in this Article IX, the term “the business of the Company” shall mean whatever business the Company is conducting at the relevant time.

9.4       Other Business Activities.  The parties hereto expressly acknowledge and agree that, notwithstanding any other provision of this Agreement: (a) each of Calavo, Fresh Benefit, Inc.  (“Fresh Benefit”), of which David Ominsky and William Farrell III are officers and/or beneficial owners of equity securities, and their respective Affiliates are permitted to have, and presently have or may in the future have, investments or other business relationships, ventures, agreements or arrangements with entities engaged in business that is not directly competitive with the business of the Company (an “Other Business”); (b) none of Calavo, Fresh Benefit or their respective Affiliates will be prohibited by virtue of Calavo’s and Messrs.  Ominsky and Farrell III’s respective investment in the Company from pursuing and engaging in any such activities; (c) none of Calavo, Fresh Benefit or their respective Affiliates will be obligated to inform the Company or any Member of any such opportunity, relationship or investment (a “Business Opportunity”) or to present such Business Opportunity to the Company, and the Company hereby renounces any interest in a Business Opportunity and any expectancy that a Business Opportunity will be offered to it; (d) nothing contained herein shall limit, prohibit or restrict any Director, who is also a Calavo director, from serving on the board of directors or other governing body or committee of any Other Business; and (e) the Members will not acquire, be provided with an option or opportunity to acquire, or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of Calavo, Fresh Benefit or their respective Affiliates.  The parties hereto expressly authorize and consent to the involvement of Calavo, Fresh Benefit and/or their respective Affiliates in any Other Business.  The parties hereto expressly waive, to the fullest extent permitted by applicable law, any rights to assert any claim that such involvement breaches any fiduciary or other duty or obligation owed by Calavo, David Ominsky or William Farrell III to the Company or any Member or to assert that such involvement constitutes a conflict of interest by Calavo, David Ominsky or William Farrell III with respect to the Company or any Member.  Notwithstanding anything to the contrary in this Section 9.4,  Sections 9.1,  9.2 and 9.3 shall remain in effect.

9.5       Violations.  If any Member breaches any provision of this Article IX, or in the event that any such breach is threatened by any Member, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Article IX.  The parties hereto expressly acknowledge and agree that, among the Company’s other rights and remedies, the Company shall not be required to make any payments or distributions to a Member under this Agreement or under an employment agreement or consulting agreement between a Member who is a Service Provider and the Company if such Member violates any agreement or duty under this Article IX.  The Company has a right to buy a breaching Member’s Units for his or its cash Capital Contribution to the Company in respect of such Units.

ARTICLE X

TAX MATTERS

10.1     Preparation of Tax Returns.  The Company shall arrange for the preparation and timely filing of all returns required to be filed by the Company.  Each Member shall timely furnish to the Board all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s income tax returns to be prepared and filed.

10.2     Tax Elections.  The Taxable Year shall be determined by the Board in accordance with applicable laws.  The Board shall, in its sole discretion, determine whether to make or revoke any available election pursuant to the Code.  Each Member will upon request supply any information necessary to give proper effect to such election.

10.3     The following provisions shall apply solely with respect to tax years ending on or prior to December 16, 2018:

(a)        Tax Controversies.  The Tax Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and reasonably incurred in connection therewith.  Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings;

(b)        Tax Representative.

(i)         All references throughout this Agreement to provisions of the Code shall be to such provisions as enacted by the Bipartisan Budget Act of 2015, as such provisions may subsequently be modified.

(ii)        Unless and until another Member is designated as the Company's designated “partnership representative” within the meaning of Code Section 6223 (the “Tax Representative”), the existing Tax Matters Partner shall act as the Tax Representative with sole authority to act on behalf of the Company for purposes of Subchapter C of Chapter 63 of the Code and any comparable provisions of state or local income tax laws.

(iii)      If the Company qualifies to elect pursuant to Code Section 6221(b) (or any successor provision) to have Subchapter C of Chapter 63 of the Code not apply to any federal income tax audits and other proceedings, the Tax Representative shall cause the Company to make such election.

(iv)       If any “partnership adjustment” (as defined in Code Section 6241(2)) is determined with respect to the Company, the Tax Representative shall promptly notify the Members upon the receipt of a notice of final partnership adjustment, and shall, within 30 days after the receipt of such notice, take such actions as it deems reasonably necessary (including whether to file a petition in Tax Court) to cause the Company to pay the amount of any such adjustment under Code Section 6225, or make the election under Code Section 6226.

(v)        If any “partnership adjustment” (as defined in Code Section 6241(2)) is finally determined with respect to the Company, and the Tax Representative has not caused the Company to make the election under Code Section 6226, then (i) the Members shall take such actions requested by the Tax Representative, including filing amended tax returns and paying any tax due in accordance with Code Section 6225(c)(2); (ii) the Tax Representative shall use commercially reasonable efforts to make any modifications available under Code Section 6225(c)(3), (4) and (5); and (iii) any “imputed underpayment” (as determined in accordance with Code Section 6225) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Members of the Company for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Tax Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the partnership adjustment and any associated interest and penalties are borne by the Members based upon the Units they held in the Company for the reviewed year.

(vi)       If any Subsidiary of the Company (i) pays any partnership adjustment under Code Section 6225; (ii) requires the Company to file an amended tax return and pay associated taxes to reduce the amount of a partnership adjustment imposed on the Subsidiary, or (iii) makes an election under Code Section 6226, the Tax Representative shall cause the Company to make the administrative adjustment request provided for in Code Section 6227 consistent with the principles and limitations set forth in Sections 10.3(b)(iv) through 10.3(b)(v) above for partnership adjustments of the Company, and the Members shall take such actions reasonably requested by the Tax Representative in furtherance of such administrative adjustment request.

(vii)      The obligations of each Member or former Member under this Section 10.3 shall survive the transfer or redemption by such Member of its Units and the termination of this Agreement or the dissolution of the Company.

ARTICLE XI

TRANSFER OF UNITS

11.1     Transfers by Members.

(a)        No Member shall Transfer any interest in any Units other than (i) to a Permitted Transferee, (ii) in connection with an Approved Sale or a Public Offering, (iii) pursuant to and in compliance with this Article XI, except as set forth in Section 11.2(h), (iv) to Calavo or other Members under Section 3.3 or (v) with the prior written consent of the Board, which consent may be withheld in the Board’s sole discretion  Any Transfer or attempted Transfer in violation of this Section 11.1(a) shall be void.

(b)        Except in connection with an Approved Sale, each Transferee of Units or other interest(s) in the Company, including any beneficiary of a deceased Service Provider whose Initial Units have vested pursuant to this Agreement, shall, as conditions precedent to such Transfer, be admitted as a Member pursuant to Section 4.1 and execute and deliver a counterpart or joinder to this Agreement pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement.

11.2     Right of First Refusal.

(a)        Offered Units.  At any time prior to the consummation of a Public Offering or an Approved Sale, and subject to the terms and conditions specified in this Article XI (including, without limitation, Section 11.1), the Company, first, and each Member holding Units other than Calavo, second, shall have a right of first refusal if any Member other than Calavo (the “Offering Member”) receives a bona fide offer that the Offering Member desires to accept to Transfer all or any portion of the Units (the “Offered Units”) it or he owns, provided that the foregoing shall not apply to Transfers to Permitted Transferees.  As used herein, the term “Applicable ROFR Rightholders” shall mean, in the case of a proposed Transfer of the Offered Units, all Members other than Calavo and the Offering Member holding Units, and the term “Offering Member” shall exclude Calavo.  In the event that Impermanence receives a bona fide offer that Impermanence desires to accept to Transfer a majority of the ownership interests of Impermanence (“Impermanence Interests”), so long as Impermanence owns Units, the term (as used in this Section 11.2) (i) “Offered Units” shall be deemed to refer to Impermanence Interests, and (ii) “Units” shall refer to Impermanence Interests when the context requires; provided, however, that notwithstanding anything to the contrary contained herein, the right of first refusal provided under this Section 11.2 as to Impermanence Units shall extend solely to the Applicable ROFR Rightholders (and not to the Company) and the following provisions of this Section 11.2 shall be interpreted accordingly.

(b)        Offering; Exceptions.  Each time the Offering Member receives an offer for a Transfer of any of its or his Units, other than Transfers that (i) are to Permitted Transferees, or (ii) are proposed to be made by a dragging Member or required to be made by a Member dragged along pursuant to Section 11.3 in connection with an Approved Sale or a Public Offering, the Offering Member shall first make an offering of the Offered Units to the Company, first, and the Applicable ROFR Rightholders, second, all in accordance with the following provisions of this Section 11.2, prior to Transferring such Offered Units to the proposed purchaser.

(c)        Offer Notice.

(i)         The Offering Member shall, within five business days of receipt of the Transfer offer, give written notice (the “Offering Member Notice”) to the Company and the Applicable ROFR Rightholders stating that it has received a signed, bona fide offer for a Transfer of its or his Units and specifying: (A) the number of Offered Units to be Transferred by the Offering Member; (B) the proposed date, time and location of the closing of the Transfer, which shall not be less than sixty business days from the date of the Offering Member Notice; (C) the purchase price per Offered Unit (which shall be payable solely in cash) and the other material terms and conditions of the Transfer; and (D) the name of the Person who has offered to purchase such Offered Units.  The Offering Member Notice shall be accompanied by a copy of the signed offer from the proposed purchaser.

(ii)        The Offering Member Notice shall constitute the Offering Member’s offer to Transfer the Offered Units to the Company and the Applicable ROFR Rightholders, which offer shall be irrevocable until the end of the ROFR Rightholder Option Period described in Section 11.2(d)(iii).

(iii)      By delivering the Offering Member Notice, the Offering Member represents and warrants to the Company and each Applicable ROFR Rightholder that: (A) the Offering Member has full right, title and interest in and to the Offered Units; (B) the Offering Member has all the necessary power and authority and has taken all necessary action to Transfer such Offered Units as contemplated by this Section 11.2; (C) the Offered Units are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement; and (D) the Offered Units are the subject of a bona fide offer from the proposed purchaser.

(d)        Exercise of Right of First Refusal.

(i)         Upon receipt of the Offering Member Notice, the Company and each Applicable ROFR Rightholder shall have the right to purchase the Offered Units in the following order of priority: first, the Company shall have the right to purchase all or any portion of the Offered Units in accordance with the procedures set forth in Section 11.2(d)(ii), and thereafter, the Applicable ROFR Rightholders shall have the right to purchase the Offered Units, in accordance with the procedures set forth in Section 11.2(d)(iii), to the extent the Company does not exercise its right in full.  Notwithstanding the foregoing, the Company and the Applicable ROFR Rightholders may only exercise their right to purchase the Offered Units if, after giving effect to all elections made under this Section 11.2(d), no less than all of the Offered Units will be purchased by the Company and/or the Applicable ROFR Rightholders.

(ii)        The initial right of the Company to purchase any Offered Units shall be exercisable with the delivery of a written notice (the “Company ROFR Exercise  Notice”) by the Company to the Offering Member and the Applicable ROFR Rightholders within ten business days of receipt of the Offering Member Notice (the “Company Option Period”), stating the number (including where such number is zero) of Offered Units the Company elects irrevocably to purchase on the terms and respective purchase prices set forth in the Offering Member Notice.  The Company ROFR Exercise Notice shall be binding upon delivery and irrevocable by the Company.

(iii)      If the Company shall have indicated an intent to purchase any less than all of the Offered Units, the Applicable ROFR Rightholders shall have the right to purchase the remaining Offered Units not selected by the Company.  For a period of fifteen business days following the receipt of a Company ROFR Exercise Notice in which the Company has elected to purchase less than all the Offered Units (such period, the “ROFR Rightholder Option Period”), each Applicable ROFR Rightholder shall have the right to elect irrevocably to purchase all or none of its Percentage Interest of the remaining Offered Units by delivering a written notice to the Company and the Offering Member (a “Member ROFR Exercise Notice”) specifying its desire to purchase its Percentage Interest of the remaining Offered Units, on the terms and respective purchase prices set forth in the Offering Member Notice.  In addition, each Applicable ROFR Rightholder shall include in its Member ROFR Exercise Notice the number of remaining Offered Units that it wishes to purchase if any other Applicable ROFR Rightholders do not exercise their rights to purchase their entire Percentage Interest of the remaining Offered Units.  Any Member ROFR Exercise Notice shall be binding upon delivery and irrevocable by the Applicable ROFR Rightholder.

(iv)       The failure of the Company or any Applicable ROFR Rightholder to deliver a Company ROFR Exercise Notice or Member ROFR Exercise Notice, respectively, by the end of the Company Option Period or ROFR Rightholder Option Period, respectively, shall constitute a waiver of their respective rights of first refusal under this Section 11.2(d)(iv) with respect to the Transfer of Offered Units, but shall not affect their respective rights with respect to any future Transfers.

(e)        Allocation of Offered Units.  Upon the expiration of the ROFR Rightholder Option Period, the Offered Units not selected for purchase by the Company pursuant to Section 11.2(d)(ii) shall be allocated for purchase among the Applicable ROFR Rightholders as follows:

(i)         First, to each Applicable ROFR Rightholder having elected to purchase its entire Percentage Interest of such Units, such Applicable ROFR Rightholder’s Percentage Interest of such Units; and

(ii)        Second, the balance, if any, not allocated under clause (i) above (and not purchased by the Company pursuant to Section 11.2(d)(ii)), shall be allocated to those Applicable ROFR Rightholders who set forth in their Member ROFR Exercise Notices a number of Offered Units that exceeded their respective Percentage Interest (the “Purchasing Rightholders”), in an amount, with respect to each such Purchasing Rightholder, that is equal to the lesser of (A) the number of Offered Units that such Purchasing Rightholder elected to purchase in excess of its Percentage Interest; or (B) the product of (x) the number of Offered Units not allocated under clause (i) (and not purchased by the Company pursuant to Section 11.2(d)(ii)), multiplied by (y) a fraction, the numerator of which is the number of Offered Units that such Purchasing Rightholder was permitted to purchase pursuant to clause (i), and the denominator of which is the aggregate number of Offered Units that all Purchasing Rightholders were permitted to purchase pursuant to clause (i).

(iii)      The process described in clause (ii) shall be repeated until no Offered Units remain or until such time as all Purchasing Rightholders have been permitted to purchase all Offered Units that they desire to purchase.

(f)        Consummation of Sale.  In the event that the Company and/or the Applicable ROFR Rightholders shall have, in the aggregate, exercised their respective rights to purchase all and not less than all of the Offered Units, then the Offering Member shall sell such Offered Units to the Company and/or the Applicable ROFR Rightholders, and the Company and/or the Applicable ROFR Rightholders, as the case may be, shall purchase such Offered Units, within sixty days following the expiration of the ROFR Rightholder Option Period (which period may be extended for a reasonable time not to exceed ninety days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority).  Each Member shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 11.2(f), including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.  At the closing of any sale and purchase pursuant to this Section 11.2(f), the Offering Member shall deliver to the Company and/or the participating Applicable ROFR Rightholders certificates (if any) representing the Offered Units to be sold, free and clear of any liens or encumbrances (other than those contained in this Agreement), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from the Company and/or such Applicable ROFR Rightholders by certified or official bank check or by wire transfer of immediately available funds.

(g)        Sale to Proposed Purchaser.  In the event that the Company and/or the Applicable ROFR Rightholders shall not have collectively elected to purchase all of the Offered Units, then the Offering Member may Transfer all of such Offered Units, at a price per Offered Unit not less than specified in the Offering Member Notice and on other terms and conditions which are not materially more favorable in the aggregate to the proposed purchaser than those specified in the Offering Member Notice, but only to the extent that such Transfer occurs within sixty days after expiration of the ROFR Rightholder Option Period.  Any Offered Units not Transferred within such 60-day period will be subject to the provisions of this Section 11.2 upon subsequent Transfer.

(h)        Exception to Right of First Refusal.  Notwithstanding anything to the contrary in this Article XI or in any other provision of this Agreement, Calavo (i) may Transfer at any time after the Effective Date all or any portion of the Units it owns, and (ii) is not obligated to provide the Company or any other Member with the right of first refusal described in this Section 11.2 in connection with any such Transfer.

11.3     Approved Sale; Drag Along Obligations; Tag Along Rights; Public Offering.

(a)        If the Board approves a Sale of the Company (an “Approved Sale”) or Statutory Conversion, each Member, on ten days’ written notice from the Board, shall vote for, consent to and raise no objections against such Approved Sale or Statutory Conversion.  If the Approved Sale is structured as a (i) merger or consolidation, each Member holding Units shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Units, each Member holding Units shall agree to sell all of its or his Units and rights to acquire Units on the terms and conditions approved by the Board.  Each Member holding Units shall take all necessary or desirable actions in connection with the consummation of the Approved Sale or Statutory Conversion as requested by the Board.

(b)        The obligations of each Member holding Units with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) the consideration payable upon consummation of such Approved Sale to all Members shall be allocated among the Members as if distributed pursuant to Section 6.1(b) (except to the extent that Tax Advances required to have been made by the Company pursuant to Section 6.1(c) have not been made, in which case such consideration shall first be distributed in respect of all Tax Advances which were not made as required by Section 6.1(c) and then in accordance with Section 6.1(b)); and (ii) upon the consummation of the Approved Sale, all of the Members holding a particular class of Units shall receive the same amount of consideration per Unit of such class (with any noncash consideration valued in good faith by the Board), as reduced for any Member by the aggregate principal amount plus all accrued and unpaid interest on any debt or other obligations of such Member to the Company.

(c)        Notwithstanding anything in this Agreement to the contrary, in connection with an Approved Sale, (i) no Member will be required to make affirmative representations or warranties except as to such Member’s due power and authority, non-contravention and ownership of Units, free and clear of all liens, and (ii) each Member may be severally (and not jointly) obligated to join on a pro rata basis in any customary indemnification obligation agreed to by the Board in connection with such Approved Sale, except that each Member may be fully liable for obligations that relate specifically to such Member, such as indemnification with respect to representations and warranties given by such Member regarding such Member’s title to and ownership of Units; provided that no Member shall be obligated in connection with such Approved Sale to agree to indemnify or hold harmless the Transferees with respect to any amount in excess of the cash proceeds to which such Member is entitled in such Approved Sale or to make indemnity payments in excess of the net cash proceeds paid to such holder in connection with such Approved Sale; provided further that any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Members.  Each Member shall enter into any customary indemnification or contribution agreement reasonably requested by the Board to ensure compliance with this Section 11.3(c) and the provisions of this Section 11.3(c) shall be deemed complied with if the requirement for several liability is addressed through such agreement, even if the purchase and sale agreement or merger agreement related to the Approved Sale provides for joint and several liability.

(d)        If the Company or holders of a majority of the Units enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), any Member who is not an “accredited investor” under Rule 501 under the Securities Act shall, at the request of the holders of a majority of the Units, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by the Company and reasonably acceptable to the holders of a majority of the Units.  If any Member so appoints a purchaser representative, the Company shall pay the fees of such purchaser representative.  However, if any Member declines to appoint the purchaser representative designated by the Company, such Member shall appoint another purchaser representative (reasonably acceptable to the holders of a majority of the Units), and such Member shall be responsible for the fees of the purchaser representative so appointed.

(e)        Except as otherwise provided in Section 11.3(d), each Member Transferring Units pursuant to this Section 11.3 shall pay a share of the expenses incurred by the Members in connection with such Transfer on a pro rata basis among all Transferring Members (including by reducing the portion of the consideration to which such Member would be entitled in such Approved Sale).

(f)        In the event that Members owning a majority of the outstanding Units of the Company (“Majority Members”) desire or propose to sell a majority of the issued and outstanding Units of the Company for consideration but the foregoing is not an Approved Sale, the Majority Members shall first notify the remaining Members (the “Minority Members”) in writing of the proposed sale within at least ten (10) business days prior to the closing of such sale and detail its principal terms, including but not limited to the proposed price and purchaser. Upon the Minority Members’ receipt of such notice, each Minority Member shall have a period of fifteen (15) days within which to notify the Majority Members in writing of his desire to sell to the prospective purchaser (or, at the Majority Members’ option, to the Majority Members, who hereby agree to purchase in the event they exercise such option and the proposed sale is consummated) the Minority Members’ Units for the price and on the terms specified in the notice. If a Minority Member elects to sell to the prospective purchaser (and the Majority Members do not exercise the foregoing option to purchase), then the Majority Members shall assign to the Minority Members making such election as much of their interest in the agreement with the prospective purchaser as such Minority Members shall be entitled to and shall accept hereunder (allocating in accordance with each participating Member’s Percentage Interest). If, within fifteen (15) days following their receipt of the notice from the Majority Members, none of the Minority Members elects to sell such Minority Members' Units to the prospective purchaser, the Majority Members shall have a period of sixty (60) days thereafter to sell their Units to the prospective purchaser, but only on terms and conditions no more favorable to the Majority Members than those contained in the notice sent to the Minority Members.

(g)        In addition, if the Board approves a Public Offering, each Member shall, and shall cause its representatives to, vote for, consent to (to the extent it has any voting or consenting rights) and raise no objections against any such transaction, and the Company, the Board and each Member shall take all reasonable actions in connection with the consummation of any such transaction as requested by the Board, including without limitation executing a market stand-off agreement and lock-up agreement as may be required by the representative of the underwriters.

(h)        In no manner shall this Section 11.3 be construed to grant to any Member any dissenters’ rights or appraisal rights or give any Member any right to vote in any transaction structured as a merger or consolidation (it being understood that the Members have expressly waived rights under Section 18-210 of the Delaware Act and any other dissenters rights, appraisal rights or similar rights (if any) and have granted to the Board the sole right to approve or consent to a merger or consolidation of the Company without approval or consent of the Members).

11.4     Void Transfers.  Any Transfer by any Member of any Units or other interest in the Company in contravention of this Agreement in any respect (including the failure of the Transferee to execute and deliver a counterpart or joinder to this Agreement) shall be void and ineffectual and shall not bind or be recognized by the Company or any other party.  No purported assignee shall have any right to any distributions of the Company.

11.5     Additional Restrictions on Transfer.  Notwithstanding any other provisions of this Article XI, no Transfer of Units or any other interest in the Company may be made unless in the opinion of counsel (who may be counsel for the Company), reasonably satisfactory in form and substance to the Board and counsel for the Company (which opinion may be waived, in whole or in part, at the sole discretion of the Board), such Transfer would be exempt from registration under the Securities Act.  Such opinion of counsel shall be delivered in writing to the Company prior to the date of the Transfer.

11.6     Legend.  In the event that certificates representing the Units are issued (“Certificated Units”), such certificates will bear the following legend:

“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER AND BY AND AMONG CERTAIN INVESTORS THEREIN.  A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

11.7     Transfer Fees and Expenses.  Except as provided in Sections 11.2 and 11.3, unless waived in writing by the Board in its sole discretion, the Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

ARTICLE XII

WITHDRAWAL AND RESIGNATION OF MEMBERS

12.1     Withdrawal and Resignation of Member.  No Member shall have the power or right to withdraw or otherwise resign as a Member prior to the dissolution and winding up of the Company pursuant to Article XIII without the prior written consent of the Board (which consent may be withheld by the Board in its sole discretion), except as otherwise expressly permitted by this Agreement.  Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, such Member shall cease to be a Member.  Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Member will not be considered a Member for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Member’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

13.1     Dissolution.  The Company shall not be dissolved by the admission of Additional Members or Substituted Members.  The Company shall dissolve, and its affairs shall be wound up only upon the first to occur of the following:

(a)        Upon the approval at any time of the Board; or

(b)        The entry of a decree of judicial dissolution of the Company under Section 35-5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XIII, the Company is intended to have perpetual existence.  The death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

13.2     Liquidation and Termination.  On the dissolution of the Company, the Board shall act as liquidator or may appoint one or more representatives, Members or other Persons as liquidator(s).  The liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine) and proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act.  The costs of liquidation shall be borne as a Company expense.  The Fair Market Value (as determined by the liquidators) of any remaining assets of the Company shall, following payment, satisfaction or discharge of all liabilities as determined by the liquidators, be distributed as liquidating Distributions to the holders of Units in the following order of priority:

(a)        First, to the Members in accordance with their final positive Capital Account balances as of immediately prior to the Conversion, as set forth on Schedule 13.2; and

(b)        Then, to the Members in accordance with their Percentage Interests (but for clarity, still subject to the terms of any Profits Interest Unit agreements for applicable Members).

Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Board.

13.3     Cancellation of Certificate.  On completion of the distribution of Company assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company.  The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.3.

13.4     Reasonable Time for Winding Up.  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 in order to minimize any losses otherwise attendant upon such winding up.

13.5     Return of Capital.  The Board, Members or other liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

ARTICLE XIV

GENERAL PROVISIONS

14.1     Power of Attorney.

(a)        Each Member hereby constitutes and appoints the Board, with full power of substitution, as its or his true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (ii) all instruments which the Board deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents which the Board deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article IV or XII.

(b)        The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of his or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

14.2     Amendments.  Subject to the right and power of the Board to amend this Agreement to the limited extent expressly provided in the last sentence of this Section 14.2, including in connection with the issuance of new or additional Equity Securities, or any class or series thereof, this Agreement may be amended, modified, or waived only by a Super-Majority Vote of the Units; provided that: (a) if, after the Effective Date of this Agreement at least one additional class of Units is issued by the Company, any such amendment, modification, or waiver would adversely affect in any material respect the rights, preferences or privileges of any class of Units relative to another class of Units, such amendment, modification, or waiver shall also require the affirmative vote of at least two-thirds of the outstanding Units of the class of Units so adversely affected; (b) if any such amendment, modification or waiver would materially change the rights or obligations as between members of the same class of Units with respect to such Units (e.g.  grant some but not all Members of a class certain material rights with respect to their Units), such amendment, modification, or waiver shall also require the approval of at least eighty percent of the outstanding Units of that class of Units and/or (c) if such amendment, modification or waiver would require a Member to make a mandatory capital contribution in the Company, or would otherwise subject a Member to increased personal liability other than as provided in Section 4.5, then such amendment, modification or waiver shall also require the approval of such Member.  In connection with any amendment, modification or waiver, or other approval hereunder, the Board will have no obligation to provide any information to any Person unless the consent of such Person is required to be obtained in order to effectuate such amendment, modification or waiver; and provided that the Board shall be required to inform the holders of Units of the substance and occurrence of any amendment.  Notwithstanding anything to the contrary in this Agreement, the Board may, without the consent of any Member, amend the Schedule of Members attached hereto to reflect the admission of any Member or Members, the creation or issuance of any other Units or interests in the Company and the corresponding adjustments to Percentage Interests or the making of any Capital Contributions, and may amend the Schedule of Members and this Agreement in the manner described in Section 14.20.

14.3     Title to Company Assets.  Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.  Legal title to any or all Company assets may be held in the name of the Company or one or more nominees, as the Board may determine.  The Board hereby declares and warrants that any Company assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement.  All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

14.4     Remedies.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

14.5     Successors and Assigns.  All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

14.6     Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.7     Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.8     Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.  The use of the words “including” or “include” in this Agreement shall be by way of example rather than by limitation.  Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.  Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof.  The use of the words “or,” “either” and “any” shall not be exclusive.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

14.9     Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

14.10   Addresses and Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 2:00 p.m.  Los Angeles, California time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company’s books and records (which shall initially be the addresses set forth on the signature pages of this Agreement), or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Any notice to the Board or the Company shall be deemed given if received by the Board at the principal office of the Company designated pursuant to Section 2.5, with a copy delivered to Calavo’s Chief Executive Officer at Calavo’s address set forth below its signature on this Agreement.

14.11   Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any non-Member creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Company other than as a secured creditor.

14.12   Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

14.13   Further Action.  The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

14.14   Offset.  Whenever the Company is to pay any sum to any Member, any amounts that such Member owes to the Company under this Agreement may, to the extent permitted pursuant to applicable law, be deducted from that owed sum before such payment.

14.15   Entire Agreement.  This Agreement and those documents expressly referred to herein and other documents dated as of even date herewith or of the Original Agreement, including the Line of Credit Agreement, the Promissory Notes, the Units Pledge and Security Agreements between Calavo and the Initial Service Providers, and the Service Provider Agreement between the Company and David Ominsky, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

14.16   Delivery by Facsimile or E-Mail.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or e-mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

14.17   Dispute Resolution.  Any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties only in any federal or state court located in Los Angeles, California and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such Action and waives any objection to venue laid therein.  Process in any such Action may be served on any party anywhere in the world, whether within or without the State of California.  Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 14.10, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

14.18   Survival.  Article IX and this Article XIV shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company.

14.19   Expenses.  The Company shall pay and hold Calavo harmless against liability for the payment of the reasonable out-of-pocket expenses of Calavo (including the reasonable fees and expenses of legal counsel or other advisors) in connection with (a) start-up and organizational costs in connection with the formation of the Company and the commencement of its business and operations and (b) the preparation, negotiation and execution of this Agreement and each other agreement executed in connection herewith and the consummation of the transactions contemplated hereby.  Nothing in this Agreement shall require reimbursement of expenses of any Member except as described in the preceding sentence.

14.20   Effective Date.  This Agreement shall be in full force and effect, as of February 27, 2019 following its execution and approval as provided for herein.  In that connection, (a) the Percentage Interests set forth in Schedule A assume that each party whose name is listed on the signature pages of this Agreement as of the Effective Date has executed and delivered this Agreement, and (b) the Board has the right and power, without the consent of any Member, to make technical changes to this Agreement and to add references to any Additional Member or Substituted Member approved for admission as provided in this Agreement.

14.21   Acknowledgements.  Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Member and Additional Member shall be deemed to acknowledge to, and agree with, Calavo and every other Member as follows:  (a) the determination of such Member or Additional Member to acquire Units pursuant to this Agreement and any other agreement referenced herein has been made by such Member or Additional Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by the Board or by any agent or employee of the Board; (b) the Board has not acted as an agent of such Member or Additional Member in connection with making its investment hereunder, and the Board shall not serve as an agent of such Member or Additional Member in connection with monitoring its investment hereunder; (c) TroyGould PC is not counsel to any Members other than Calavo and is not representing and will not represent any other Member or Additional Member in connection with this Agreement or any dispute which may arise between Calavo, on the one hand, and any other Member or Additional Member, on the other hand; (d) such Member or Additional Member will, if it desires legal advice with respect to this Agreement, retain its own independent counsel; and (e) TroyGould PC may represent Calavo in connection with any and all matters contemplated hereby (including any dispute between Calavo, on the one hand, and any other Member or Additional Member, on the other hand) and each other Member or Additional Member waives any conflict of interest in connection with such representation by TroyGould PC.

* * * * *

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

APPROVING MEMBERS

CALAVO GROWERS, INC.

By:
Name: Lecil E. Cole
Title: Chief Executive Officer and President

Lecil E. Cole, Individually

Kenneth Catchot, Individually and on behalf of
K. Catchot 2005 Family Trust.

Kathleen Holmgren, Individually and on behalf
of THE HOLMGREN FAMILTY TRUST OF 1996

IMPERMANENCE LLC

By:
Name: Michael R. Lippold
Title: Managing Member

Peter S. Hajas, Individually

Michael R. Lippold, Individually

COMPANY

FRESHREALM, LLC

By:
Name: Michael R. Lippold
Title: Chief Executive Officer

Schedule A Schedule of Members as of February 27, 2019

To be attached.

Schedule 13.2

To be attached.

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